UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2005 (September 14, 2005)

PRESTIGE BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-32433	20-1297589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 North Broadway
Irvington, New York  10533

(Address of Principal executive offices, including Zip Code)

(914) 524-6810

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 14, 2005, Prestige Brands Holdings, Inc. (the “Company”) entered into a Letter of Intent (the “Letter”) with Dental Concepts, LLC (“Dental Concepts”) to purchase, subject to the conditions set forth in the letter, all of the outstanding equity interests of Dental Concepts. Pursuant to the terms of the Letter, for a period of forty-five days following the date of the Letter, Dental Concepts agreed to negotiate exclusively with the Company regarding a sale of Dental Concepts and to refrain from:

•                  soliciting or encouraging offers from other parties to purchase any or all of its assets;

•                  entering into any agreement or commitment related to a sale with any third party; or

•                  furnishing any information with respect to or facilitating in any manner any attempt by any person to do any of the forgoing.

The Company expects the purchase price to represent less than ten percent of the Company’s current market value and for a closing to occur sometime in the fourth calendar quarter.

Item 8.01  Other Events.

On September 19, 2005, the Company issued a press release regarding the Letter.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statement and Exhibits.

(c)  Exhibits

99.1 Press Release dated September 19, 2005 issued by Prestige Brands Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

/s/ Peter J. Anderson
Date: September 19, 2005	Name:	Peter J. Anderson
	Title:	Chief Financial Officer